UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2005

Playboy Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14790	36-4249478

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

680 North Lake Shore Drive, Chicago, Illinois 60611

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (312) 751-8000

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7—Regulation FD

Item 7.01.    Regulation FD Disclosure.

On February 22, 2005, Playboy Enterprises, Inc. (“Playboy”) announced that its wholly owned subsidiary PEI Holdings, Inc. had commenced a cash tender offer and a consent solicitation with respect to all $80 million of its 11% Senior Secured Notes due 2010 (the “Notes”). As of the consent deadline on March 7, 2005, all $80 million of the Notes had been tendered with consents. The total amount to be paid in respect of the tendered notes is approximately $94.9 million in cash, based on consideration of $1,186.68, which includes a consent payment of $20, for each $1,000 principal amount of Notes tendered.

Completion of the tender offer and consent solicitation is subject to the satisfaction of certain conditions, including receipt of requisite consents, which condition has been satisfied, and availability of sufficient financing to complete the tender offer and consent solicitation.

In a press release issued on March 8, 2005, Playboy announced that it intends to offer in a private offering, subject to market conditions and other factors, $100 million aggregate principal amount of convertible senior subordinated notes due 2025. Playboy expects that the issuance of these new notes, if completed, would satisfy the financing condition for the completion of the tender offer. A copy of the press release is attached hereto as Exhibit 99.1.

Playboy expects to record in the first quarter of 2005 a cash charge of approximately $14.9 million relating to the purchase of the Notes and the payment of consent fees in the tender offer, assuming that the purchase of the tendered Notes is completed by the end of the first quarter of 2005. Additionally, Playboy expects to record a noncash charge of approximately $4.1 million related to the write-off of unamortized financing and professional fees resulting from the purchase of the Notes in the tender offer.

Section 9—Financial Statements and Exhibits

Item 9.01.    Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press Release issued by Playboy Enterprises, Inc. on March 8, 2005.

The information set forth in this Current Report on Form 8-K under “Item 7.01. Regulation FD Disclosure” and “Item 9.01 Financial Statements and Exhibits,” including in each case the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAYBOY ENTERPRISES, INC.

March 8, 2005	By:	/s/ Martha O. Lindeman

Martha O. Lindeman Senior Vice President, Corporate Communications and Investor Relations

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by Playboy Enterprises, Inc. on March 8, 2005.